EXHIBIT 10(bb)

Form of Aaron Rents, Inc. 2001 Stock Option And Incentive Award Plan

Award Agreement (Options) for Employees

This Award Agreement (the “Agreement”) is entered into as of the                    , by and between Aaron Rents, Inc., a Georgia corporation (the “Company”), and                      (the “Grantee”).

WITTNESSETH:

WHEREAS, the Aaron Rents, Inc. 2001 Stock Option and Incentive Award Plan (the “Plan”) was adopted by the Company, a copy of which is attached hereto as Exhibit A and incorporated herein by reference; and

WHEREAS, on the date hereof, the Stock Option Committee of the Board of Directors authorized the proper officers of the Company to prepare and enter into an agreement with the Grantee evidencing the grant of the options described herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.             Grant of Option.  An option to purchase                        shares of the Company’s Common Stock, par value $.50 per share (“Common Stock”), is hereby granted to the Grantee pursuant to the Plan (hereinafter referred to as the “Option”).  The Option is subject in all respects to the terms and conditions of the Plan.  For all purposes of the Plan, the date of the Option granted hereunder (the “Grant Date”) shall be the                        .  The Option is a nonqualified stock option and is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

2.             Option Price.  The option price for all shares subject to the Option is                              per share.

3.             Securities Laws Restrictions.  The Option may not be exercised at any time unless, in the opinion of counsel for the Company, the issuance and sale of the shares issued upon such exercise is exempt from registration under the Securities Act of 1933, as amended (the “1933 Act”), or any other applicable securities or “blue sky” laws, or the shares have been registered under such laws.  The Company shall not be required to register the shares issuable upon the exercise of the Option under any such laws.  Unless the shares have been registered under all such laws, the Grantee shall represent, warrant and agree, as a condition to the exercise of the Option, that the shares are being purchased for investment only and without a view to any sale or distribution of such shares and that such shares shall not be transferred or disposed of in any manner without registration under such laws, unless it is the opinion of counsel for the Company that such a disposition is exempt from such registration.  The Grantee acknowledges that the certificates evidencing the shares issued upon the exercise of the Option shall bear an appropriate legend giving notice of the foregoing transfer restrictions.

4.             Transfer Restrictions.  The Option may not be sold, assigned, pledged, hypothecated, alienated or otherwise disposed of or transferred in any manner, in whole or in part, otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of the Grantee only by the Grantee.  The terms of this Agreement and the Plan shall be binding upon the executors, administrators, heirs, successors and assigns of the Grantee.

5.             Duration and Exercise of Option.

(a)           The Option may be exercised, from time to time, with respect to all or any part of the total number of shares, beginning on the date reflected on and subject to the conditions listed on Schedule I hereto, and subject to earlier termination of the Option as provided in Section 5(b) below.

(b)           The Option may not be exercised with respect to any shares subject hereto after the earlier of (i) ten (10) years from the Grant Date, (ii) the date the Grantee’s employment is terminated by the Company or a Subsidiary for Cause, or the Grantee voluntarily terminates his employment (other than upon Retirement), or (iii) two (2) months after the Grantee, if an employee of the Company on the Grant Date, ceases to be an employee of the Company for any other reason (other than death or Retirement, which occurrences are governed by the terms and conditions of the Plan) (herein called the “Option Expiration Date”) and may be exercised until the Option Expiration Date only in accordance with the terms of this Agreement and the Plan.

(c)           This Option may be exercised in whole or in part by delivering to the Company a written notice of exercise specifying the number of shares to be purchased together with full payment of the aggregate option price as provided in the Plan.

6.             No Right to Continued Employment.  Nothing in this Agreement shall interfere with or limit in any way the right of the Company or an affiliate of the Company to terminate Grantee’s employment with the Company or an affiliate of the Company at any time, nor confer upon Grantee any right to continue in the employ or service of the Company or an affiliate of the Company.

7.             Definitions.  Each capitalized term not defined herein shall have the meaning given to it in the Plan.

AARON RENTS, INC.

By:
Its Executive Vice President and CFO

Grantee hereby (i) acknowledges that a copy of the Plan is available from the Company’s intranet site at “            ”, or upon request, (ii) represents that he is familiar with the terms and provisions hereof and thereof, and (iii) accepts the Option subject to all the terms and provisions hereof and thereof.  Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Stock Option Committee of the Board of Directors upon any questions arising under the Plan.  Grantee authorizes the Company to withhold from any compensation payable to him, or Grantee will contribute as a condition to the exercise of the Option, in accordance with applicable law, any taxes required to be withheld by federal, state or local law as a result of the grant, existence or exercise of the Option.

GRANTEE

SCHEDULE I TO AWARD AGREEMENT

Grantee:

Vesting Provisions:

The Option shall vest, and may be exercised with respect to the shares subject thereto, on or after the dates set forth below, subject to earlier termination of the Option as provided in the Award Agreement or in the Plan:

Date	Number of Shares